                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         South Street Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          SOUTH STREET FINANCIAL CORP.
                              Post Office Box 489
                             155 West South Street
                        Albemarle, North Carolina 28001
                                 (704) 982-9184

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 9, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of South Street Financial Corp. (the "Company") will be held on February 9, 1998, at 7:00 p.m., Eastern Time, at the main office of the Company at 155 West South Street, Albemarle, North Carolina.

     THE PURPOSES OF THE ANNUAL MEETING ARE:

     1. To elect six persons who will serve as directors of the Company for one-year terms or until their successors are duly elected and qualified;

     2. To ratify the selection of McGladrey & Pullen, LLP as the independent auditor for the Company for the fiscal year ending September 30, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

     The Board of Directors has established December 22, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                    By Order of the Board of Directors

                                    /s/ R. Ronald Swanner

                                    R. Ronald Swanner
                                    Secretary
Albemarle, North Carolina
January 2, 1998


A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                          SOUTH STREET FINANCIAL CORP.


                                Proxy Statement

                      1998 Annual Meeting of Stockholders
                                February 9, 1998


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

     This Proxy Statement is being furnished to stockholders of South Street Financial Corp. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on February 9, 1998, at 7:00 p.m., Eastern Time, at the office of the Company at 155 West South Street, Albemarle, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 5, 1998. The Company's office is located at 155 West South Street, Albemarle, North Carolina 28001, and its telephone number is (704) 982-9184.

     Other than the matters listed on the attached Notice of 1998 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's common stock (the "Common Stock") that are not registered in your own name, you will need appropriate documentation from the holder of record to vote personally at the Annual Meeting.

Solicitation

     The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, Home Savings Bank of Albemarle, Inc., S.S.B. (the "Bank"), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons and, upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Any shareholder may vote for, against, or abstain from voting on any matter to come before the Annual Meeting. If the enclosed proxy is properly marked, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted FOR
                                                                             ---
the nominees for election to the Board of Directors named in this Proxy Statement and for the other matters described in this Proxy Statement calling for a vote of the stockholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted FOR the proposals on which no instructions are given.
                    ---

     The close of business on December 22, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 4,676,360 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

     The presence, in person or by proxy, of the holders of at least a majority of shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In order to be elected, a nominee need only receive a plurality of the votes cast in the election of directors. As a result, those persons nominated who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees.

     The proposal to ratify the appointment of the Company's independent auditor for the 1998 fiscal year will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

     Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Shares held by a broker, as nominee, and not voted on any matter will not be counted for determining the existence of a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person or group who acquires the beneficial ownership of more than 5% of the Common Stock notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially, more than 5% of the Company's Common Stock.


                                    Amount and
                                    Nature of         Percentage
                                    Beneficial            of
Name and Address                   Ownership/(1)/      Class/(2)/
----------------                 ----------------     -----------
Caldwell A. Holbrook, Jr.        371,047/(3),(4)/        7.93%
1700 Bellamy Circle
Albemarle, NC 28001

Joel A. Huneycutt                383,713/(5),(4)/        8.21%
P. O. Box 167 Renee Ford Road
Locust, NC 28097

Douglas Dwight Stokes            389,770/(6),(4)/        8.33%
1009 Ridge Street
Albemarle, NC 28001

Greg E. Underwood                378,713/(7),(4)/        8.10%
500 North Fourth Street
Albemarle, NC  28001

-------------------------------------

/(1)/ Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/(2)/ Based upon a total of 4,676,360 shares of Common Stock outstanding at the Record Date.

/(3)/ Mr. Holbrook serves as a trustee of the Home Savings Bank of Albemarle, Inc., S.S.B. Employee Stock Ownership Plan (the "ESOP") which holds 359,720 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. This number also includes 2,000 shares for which Mr. Holbrook shares voting and investment power with his spouse.

/(4)/ Includes 8,993 shares of restricted stock awarded under the Management Recognition Plan on October 29, 1997.

/(5)/ Mr. Huneycutt serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. This number also includes 11,526 shares for which Mr. Huneycutt shares voting and investment power with his spouse. This number also includes 1,737 shares held by Mr. Huneycutt's wife. Mr. Huneycutt disclaims beneficial ownership of such shares.

/(6)/ Mr. Stokes serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. This number also includes 6,845 shares for which Mr. Stokes shares voting and investment power with his spouse.

/(7)/ Mr. Underwood serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

     Set forth below is certain information as of the Record Date regarding beneficial ownership of the Common Stock by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the Board of Directors of the Bank, each of the named executive officers of the Company and the Bank, and the directors and all executive officers of the Company and the Bank as a group (all persons listed are directors of the Company and the Bank).


                                                    Amount and
                                                    Nature of       Percentage
                                                    Beneficial          of
Name and Address                                Ownership/(1),(2)/  Class/(3)/
----------------                                ------------------  -----------
Caldwell A. Holbrook, Jr.                         371,047/(4),(5)/        7.93%
1700 Bellamy Circle
Albemarle, NC 28001

Joel A. Huneycutt                                 383,713/(6),(5)/        8.21%
P. O. Box 167 Renee Ford Road
Locust, NC 28097

Douglas Dwight Stokes                             389,770/(7),(5)/        8.33%
1009 Ridge Street
Albemarle, NC 28001

Greg E. Underwood                                 378,713/(8),(5)/        8.10%
500 North Fourth Street
Albemarle, NC  28001

Carl M. Hill, President and                        89,582/(9)/            1.92%
Chief Executive Officer of the Company
and the Bank
1415 Melchor Road
Albemarle, NC  28001

R. Ronald Swanner, Executive Vice President        46,658/(10)/           1.00%
of the Company and the Bank and Secretary of
the Company
1415 Northridge Drive
Albemarle, NC  28001

Directors and all executive officers as a
 group (7 persons)                                607,743/(11)/          13.00%
                                                  ----------------       -----

 -------------------------

/(1)/  Voting and investment power is not shared unless otherwise indicated.

/(2)/ Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.

/(3)/ Based upon a total of 4,676,360 shares of the Common Stock outstanding at the Record Date.

/(4)/ Mr. Holbrook serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares. This number also includes 2,000 shares for which Mr. Holbrook shares voting and investment power with his spouse.

/(5)/ Includes 8,993 shares of restricted stock awarded under the Management Recognition Plan on October 29, 1997.

/(6)/ Mr. Huneycutt serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. This number also includes 11,526 shares for which Mr. Huneycutt shares voting and investment power with his spouse. This number also includes 1,737 shares held by Mr. Huneycutt's wife. Mr. Huneycutt disclaims beneficial ownership of such shares.

/(7)/ Mr. Stokes serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock. This number also includes 6,845 shares for which Mr. Stokes shares voting and investment power with his spouse.

/(8)/ Mr. Underwood serves as a trustee of the ESOP which holds 359,720 shares of the Company's Common Stock.

/(9)/ This number includes 3,200 shares held by Mr. Hill's wife. Mr. Hill disclaims beneficial ownership of such shares. Includes 44,965 shares of restricted stock awarded under the Management Recognition Plan on October 29, 1997.

/(10)/ Includes 35,972 shares of restricted stock awarded under the Management
       Recognition Plan on October 29, 1997. This number also includes 10,000 shares for which Mr. Swanner shares voting and investment power with his spouse.


/(11)/ The 359,720 shares held by the ESOP for which the trustees, Messrs.
       Holbrook, Huneycutt, Stokes and Underwood, share voting and investment power have been included only once in the total number of shares owned beneficially by the Directors and Executive Officers as a group.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended September 30, 1997, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

General

     The Articles of Incorporation of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen. The exact number of directors shall be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at six members.

     The Board of Directors has nominated the six persons named below for election as directors for terms of one year or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified.

     The persons named in the accompanying form of proxy intend to vote any shares of the Common Stock represented by valid proxies received by them to elect the six nominees listed below as directors, unless authority to vote is withheld or such proxies are revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

     The Board of Directors recommends a vote FOR all of the following nominees
                                              ---
for election as directors.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years and the year he was first elected as a director of the Bank. All nominees have previously served as directors of the Bank and Company.


                              Age on
                             September  Principal Occupation
                               30,        During Last Five      Term    Director
Name                           1997             Years          Expires   Since
-----                        ---------  ---------------------  -------  --------
Carl M. Hill                    65      President and CEO,        1999      1961
                                        the Company and the
                                        Bank

Caldwell A. Holbrook, Jr.       50      Partner, D.A.             1999      1985
                                        Holbrook & Sons,
                                        General Contractors

Joel A. Huneycutt               55      President, Locust         1999      1984
                                        Lumber Company, Inc.

Douglas Dwight Stokes           51      Owner and President,      1999      1988
                                        Stokes Construction
                                        Company


                              Age on
                             September  Principal Occupation
                               30,        During Last Five      Term    Director
Name                           1997             Years          Expires   Since
-----                        ---------  ---------------------  -------  --------
R. Ronald Swanner               49      Executive Vice            1999      1981
                                        President, the
                                        Company and the
                                        Bank; Secretary of
                                        the Company

Greg E. Underwood               34      CPA in private            1999      1995
                                        practice; Owner,
                                        Carolina Oil Co. of
                                        Albemarle, Inc. and
                                        Barefoot Oil Co. of
                                        Albemarle, Inc.;
                                        Secretary/Treasurer
                                        of Southeastern
                                        Floral Corp.

Board of Directors of the Bank

     The Bank also has a six member board of directors which is comprised of the same persons who are currently directors of the Company.

Meetings of the Board and Committees of the Board

     The Board of Directors is scheduled to meet quarterly and may have additional meetings as needed. During fiscal 1997, the Board of Directors held 6 meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year ended September 30, 1997.

     The Board of Directors has one standing committee -- the Audit Committee. The Audit Committee of the Board consists of Messrs. Stokes, Underwood and Huneycutt. This Committee is responsible for reviewing and obtaining the annual audit report from the Company's and the Bank's independent auditor. During the fiscal year ended September 30, 1997, the Audit Committee met one time.

     The Bank's board of directors has appointed five standing committees to which certain responsibilities have been delegated -- the Loan Committee, the Audit Committee, the Nominating Committee, the Proxy Committee and the Compensation Committee. The members of the Company's Audit Committee also serve on the Bank's Audit Committee. The Bank's Audit Committee met one time during the fiscal year ended September 30, 1997.

     The Bank's Nominating Committee, composed of Messrs. Holbrook, Huneycutt and Stokes, serves in that capacity for the Company's Board of Directors. The Bank's Nominating Committee generally meets on an annual basis and met one time during the fiscal year ended September 30, 1997.

     The Bank's Compensation Committee, composed of Messrs. Huneycutt, Holbrook and Stokes, also serves as the Company's compensation committee. The Bank's Compensation Committee meets on an annual basis and met one time during the fiscal year ended September 30, 1997. In addition, the Bank's board of directors appoints other committees of its members to perform certain more limited functions from time to time.

Directors' Compensation

     Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors also are directors of the Bank, and are compensated for that service. For their service on the Bank's board of directors, members of the board, including Mr. Hilland Mr. Swanner, receive a retainer of $2,500 per year and an additional $600 per regular monthly board meeting attended. Mr. Stokes receives an additional $300 per month for his service on the Loan Committee.

     Bank Deferred Compensation Agreements with Directors. 1985 Retirement Payment Agreements. Mr. Hill and Mr. Swanner, as well as two non-employee directors and two retired directors of the Bank, participate in a deferred compensation plan established in 1985 under which such directors, or their designated beneficiaries, would be paid specified amounts over a ten-year period beginning at age 65 (or in one case, age 70) in return for the deferral of certain amounts of the director's fees over a five-year period. If a director dies while serving as a director but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period the retirement benefits are payable.

     1995 Retirement Payment Agreements. In 1995, the Bank entered into additional deferred compensation arrangements with all of its directors. Under the agreements, the Bank will pay each director a specified amount per month for a period of ten years upon the director's attainment of age 65 (or in Mr. Hill's case, beginning in 2000), in return for the deferral of certain amounts of the director's fees over a five-year period.

     If a director dies while serving as a director but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate, unless the death is by suicide within two years of the execution of the agreement (in which case the deferred fees will be returned, with interest). If a director becomes disabled while serving as a director, but prior to attaining age 65 (October 1, 2000 for Mr. Hill), the Bank will pay the same benefits that would be payable in the event of the director's death. If a director terminates his service to the Bank for reasons other than death or disability, he or his beneficiary shall be entitled to receive at age 65 (or October 1, 2000 for Mr. Hill) or his prior death only the vested portion of the benefit due under the agreement. Vesting occurs according to a schedule contained in the agreement. If any director's termination of service shall occur after a change in control of the Bank, the director shall be 100% vested in the retirement benefits.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period that the retirement benefits are payable.

     Bank Directors Retirement Plan. In 1995, the Bank adopted a retirement plan for directors after determining that such a plan would help it attract and retain qualified directors. Under the plan all directors will be paid $1,000 per month over a ten-year period beginning after the director attains 70 years of age (the "Normal Retirement Date"). If a director dies while serving as a director but before receiving all of his benefits under the plan, payments will be made to his designated beneficiary in lump sum or installments at the Bank's option, unless the death is by suicide within two years of the execution of the agreement. If a director becomes disabled while serving as a director, but prior to his Normal Retirement Date, the Bank will pay the benefits due under the plan, either in installments over the ten-year period or in a lump sum payment. If a director terminates his service to the Bank before his Normal Retirement Date for reasons other than death or disability, he or his beneficiary shall be entitled at the Normal Retirement Date or his prior death to receive only the vested portion of the benefits due under the plan. Vesting occurs according to a schedule contained in the agreement. If any director's termination of service shall occur after a change in control of the Bank, the director shall be 100% vested in the retirement benefits.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period the retirement benefits are payable.

     The Bank has purchased life insurance on the lives of its directors to fund its obligations under the deferred compensation and directors' retirement plan agreements described above. Total expense related to the above-described agreements was approximately $214,500 for the fiscal year ended September 30, 1997. The Bank's accrued liability for obligations under the plans amounted to $872,000 at September 30, 1997.

     Stock Option Plan. On October 15, 1997, the stockholders of the Company approved the South Street Financial Corp. Stock Option Plan (the "Stock Option Plan"). To date, no options to purchase shares of the Common Stock have been granted under the Stock Option Plan. The Company anticipates that some of the available options to purchase shares of the Common Stock will be granted under the Stock Option Plan sometime during the fiscal year ending September 30, 1998.

     The Stock Option Plan will be administered by a committee of the Company's Board of Directors (the "Committee"). The Company has reserved 449,650 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Stock Option Plan. The Board of Directors or the Committee, in its sole discretion, will determine who will participate after taking into consideration the nature of services rendered, the contribution to the success of the Company and the Bank made and to be made by the employee or director, and such other factors as the Committee deems relevant. At this time, approximately 41 persons would be eligible to participate in the Stock Option Plan.

     No cash consideration will be paid for the options. The Stock Option Plan provides that all options will have an option exercise price of not less than the fair market value of a share of Common Stock on the date of grant. The fair market value will be equal to the average high and low selling prices of the Common Stock on the Nasdaq National Market ("Nasdaq"). The exercise price may be paid in cash or cash equivalent or, if permitted by the Committee, by delivery of shares of Common Stock with a market value equal to the exercise price.

     All options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate determined by the Committee when making an award. Unless the Committee shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment with or service to the Company, the Bank or any subsidiary because of his death, disability or retirement; if a participant's employment with the Company, the Bank or any subsidiary is terminated for any reason other than the participant's death, disability or retirement, unvested options will not vest. In addition, all stock options will become vested and exercisable in full in the event that the optionee ceases to be an employee or director of the Company or the Bank after a change in control of the Company, as defined in the Stock Option Plan. Options granted under the Stock Option Plan will have a term of ten years. Stock Options are non-transferable except by will or the laws of descent and distribution.

     It is expected that options granted under the Stock Option Plan will be granted in tandem with stock appreciation rights, pursuant to which optionees will have the right to surrender exercisable options in exchange for payment by the Company of an amount equal to the excess of the market value of shares of Common Stock subject to the surrendered options over the exercise price of the surrendered options. In the discretion of the Committee, this payment may be made in cash or in shares of Common Stock or in some combination of cash and Common Stock. Stock appreciation rights shall terminate upon the exercise of the options to which they are attached. Stock appreciation rights will be subject to the same vesting and termination provisions as are applicable to the stock options to which they are attached.

     The Stock Option Plan provides that the Company's Board of Directors shall have the discretionary authority to authorize cash payments to the holders of unexercised options, both vested and unvested, equal to the amount of dividends which would have been paid on shares subject to options if the options had been exercised. No such payment may be made in connection with dividends or other distributions which result in a reduction in the option exercise price as described below. If an optionee receives such a cash payment with respect to any unvested option, and if such option is later forfeited, the optionee must repay any cash payment made with respect to the forfeited option.

     In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be adjusted to give effect to such special cash dividend or return of capital.

     Management Recognition Plan. On October 15, 1997, the stockholders of the Company approved the Home Savings Bank of Albemarle, Inc., S.S.B. Management Recognition Plan and Trust (the "MRP"). Effective October 29, 1997, restricted stock awards of 179,860 shares of the Common Stock were made to 41 directors, officers and employees of the Bank. On October 29, 1997, after South Street's fiscal year, a stock award was made to Mr. Hill pursuant to the MRP of 44,965 shares of the Common Stock. Twenty-five percent, 11,241 of the shares, vested immediately upon grant; the remaining 75% will vest over the next three years. The vested shares had an aggregate fair market value of $199,528 on the date of grant. At this time, a stock award was also made to Mr. Swanner pursuant to the MRP of 35,972 shares of the Common Stock, 8,993 of which vested immediately upon grant; the remaining 75% will vest over the next three years. The vested shares had an aggregate fair market value of $159,626 on the date of grant. The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. Shares issued under the MRP were issued at no cost to recipients.

     The Board of Directors has appointed trustees of the MRP Trust who have the responsibility to invest all funds contributed by the Bank to the Trust. Recipients are entitled to direct the trustees as to the voting of MRP shares which are not yet vested and distributed to the recipient. All dividends and other cash and noncash distributions declared with respect to each unvested MRP share will be held by the trustees for the benefit of each recipient, and such dividends, including any interest earned, will be paid out proportionately by the trustees to each recipient as soon as practicable after each recipient's MRP shares vest. The shares granted vest at a rate of 25% on the effective date of the award of shares under the MRP, and 25% on each of the subsequent three anniversary dates. Awards of Common Stock under the MRP would immediately vest upon the disability or death of a recipient or if the participant ceases to be employed by the Company or the Bank after a change in control of the Company, as defined in the MRP. The awards are not forfeitable upon vesting.

Executive Officers

     The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                                                   Employed by
                                Age on         Positions and       the Bank or
                               September    Occupations During    the Company
Name                           30, 1997       Last Five Years         Since
-----                        -------------  ------------------    ------------
Carl M. Hill                      65        President and             1957
                                            Chief Executive
                                            Officer of the
                                            Company and the
                                            Bank

R. Ronald Swanner                 49        Executive Vice            1974
                                            President of the
                                            Company and the
                                            Bank and Secretary
                                            of the Company

Christopher F. Cranford           42        Treasurer and             1987
                                            Controller of the
                                            Bank and the
                                            Company

Executive Compensation

     The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive cash compensation from the Bank.

     The following table sets forth for the fiscal year ended September 30, 1997 certain information as to the cash compensation received by and the amounts accrued for the benefit of (i) the President and (ii) the Executive Vice President of the Bank. No other executive officer of the Bank had cash compensation during the year ended September 30, 1997 that exceeded $100,000 for services rendered in all capacities to the Bank.

                                                     Other Annual       All
    Name and                                         Compensation      Other
Principal Position    Year      Salary       Bonus     ($)/(1)/    Compensation
-------------------   ----      ------       -----   ------------  ------------
Carl M. Hill          1997  $ 173,725/(2)/  $11,012      - - -     $ 25,000/(3)/
President and CEO
                      1996  $ 164,790/(4)/  $10,388      - - -     $ 27,000/(5)/
                      1995  $ 147,661/(6)/  $ 7,591      - - -     $223,000/(7)/
R. Ronald Swanner     1997  $ 115,180/(8)/  $ 7,081      - - -     $  9,000/(9)/
Executive Vice
President
                      1996  $109,420/(10)/  $ 6,678      - - -     $11,300/(11)/
                      1995  $101,137/(12)/  $ 5,694      - - -     $ 8,000/(13)/

/(1)/ Under the "Other Annual Compensation" category, perquisites for the fiscal years ended September 30, 1997 and 1996 did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for either Mr. Hill or Mr. Swanner.

/(2)/  Includes directors' fees of $9,700 received by Mr. Hill.

/(3)/ Includes $25,000 accrued under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "-- Bank Supplemental Income Agreements".

/(4)/  Includes directors' fees of $9,700 received by Mr. Hill.

/(5)/ Includes $2,000 contributed to the Bank's 401(k) profit sharing plan for Mr. Hill for fiscal year 1996 and $25,000 of accrued expense under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "--Supplemental Income Agreements".

/(6)/  Includes directors' fees of $9,250 received by Mr. Hill.

/(7)/ Includes $223,000 accrued under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "-- Bank Supplemental Income Agreements".

/(8)/  Includes directors' fees of $9,700 received by Mr. Swanner.

/(9)/ Includes $9,000 accrued under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "-- Bank Supplemental Income Agreements".

/(10)/ Includes directors fees of $9,700 received by Mr. Swanner.

/(11)/ Includes $1,300 contributed to the 401(k) profit sharing plan for Mr.
       Swanner for fiscal year 1996 and $10,000 of accrued expense under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "--Supplemental Income Agreements".

/(12)/ Includes directors fees of $9,250 received by Mr. Swanner.

/(13)/ Includes $8,000 accrued under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "-- Bank Supplemental Income Agreements".

       Bank Supplemental Income Agreements. 1985 Agreements. The Bank entered into Supplemental Income Agreements with Mr. Hill and Mr. Swanner on October 1, 1985. The agreements provide that the Bank will pay Mr. Hill $1,200 per month for a continuous period of 216 months, and Mr. Swanner $861 per month for a continuous period of 180 months. Mr. Hill's benefits will commence on the later of his 62nd birthday or his actual retirement. Mr. Swanner's benefits will commence on the first day of the month following his 65th birthday. If the executive dies while employed by the Bank but before receiving any or all of the payments due under the agreement, the remaining payments will be made to his designated beneficiary, or, if none, to his estate. If the executive becomes disabled prior to his retirement from the Bank, the Bank will pay him the benefits due under the agreement. The plan also provides for an early retirement benefit upon retirement with 30 years of service with the Bank.

       As a condition of the agreements, Mr. Hill and Mr. Swanner must be available to provide consulting services to the Bank during the period the retirement payments are payable and must not engage in activities in Stanly County, North Carolina in competition with the Bank.

       1995 Agreements. In September 1995, the Bank also entered into Supplemental Income Agreements with Mr. Hill and Mr. Swanner. Under the agreements, the Bank will pay Mr. Hill $25,000 annually and Mr. Swanner $15,000 annually for a period of fifteen years upon the executive's attainment of age 65 or actual retirement, if later.

       If the executive dies while employed by the Bank but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate, unless the death is by suicide within two years of the execution of the agreement. If the executive becomes disabled while employed by the Bank, but prior to attaining age 65, the Bank will pay the same benefits that would be payable in the event of the executive's death, either in installments over the fifteen-year period or in a lump sum payment.
If the executive terminates his service to the Bank for reasons other than death or disability, he or his beneficiary shall be entitled to receive at age 65 or his prior death only the vested portion of the benefits due under the agreement. Vesting occurs according to a schedule contained in the agreement. If the executive's termination of service shall occur after a change in control of the Bank, the executive shall be 100% vested in the retirement benefits.

       As a condition of the agreement, each executive has agreed not to engage in activities in competition with the Bank in Albemarle, North Carolina, and to provide consulting services to the Bank during the period that the retirement benefits are payable.

       The Bank has purchased life insurance on the lives of Mr. Hill and Mr. Swanner to fund its obligations under the agreements described above. Total expense related to those agreements was $34,000 for the fiscal year ended September 30, 1997, and the Bank's accrued liability for plan obligations amounted to $470,000 at September 30, 1997.

     Retirement Plan. The Bank maintains a non-contributory defined benefit pension plan ("Pension Plan") for the benefit of all of its employees who have completed one year of service and who are at least 21 years of age. Under the Pension Plan, the Bank annually contributes an actuarially determined amount to provide a benefit for each participant at retirement.

     Participants are fully vested in amounts contributed to the Pension Plan on their behalf by the Bank after completing five years of service. Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment.

     Normal retirement age under the Pension Plan is the later of (a) age 65 or
(b) the fifth anniversary of the date an employee first became a participant in the Pension Plan ("Normal Retirement Age"). Subject to certain restrictions on maximum benefits required by federal law, upon reaching Normal Retirement Age, each participant will receive a retirement benefit in the form of a straight life annuity, determined pursuant to a formula which takes into consideration a participant's "final average compensation," years of service with the Bank and the participant's expected benefits from Social Security. In general, for purposes of the Pension Plan, a participant's "Final Average Compensation" is defined as his average annual compensation for those five consecutive years in the last ten calendar years immediately preceding Normal Retirement Age that produce the highest average. The plan also offers early retirement to participants who have completed fifteen years of service and who are at least fifty-five years of age.

     The following table shows the retirement benefit payable for a range of compensation and years of service for a person who retires at Normal Retirement Age. These are hypothetical benefits based upon the plan's normal benefit formula.


Earnings Credited for       Years of Service at Normal Retirement
 Retirement Benefits

                            15       20       25       30       35
                            --       --       --       --       --
$ 25,000.............    $ 4,688  $ 6,250  $ 7,813  $ 9,375  $10,938

$ 50,000.............    $11,400  $15,200  $19,000  $22,800  $26,600

$ 75,000.............    $18,525  $24,700  $30,875  $37,050  $43,225

$100,000.............    $25,650  $34,200  $42,750  $51,300  $59,850

$125,000.............    $32,775  $43,700  $54,625  $65,550  $76,475

$150,000.............    $39,900  $53,200  $66,500  $79,800  $93,100


The benefits listed above are annual amounts and are based on the assumption that the participant is age 65. As of September 30, 1997, the Final Average Compensation and years of service for Mr. Hill and Mr. Swanner would have been:
Mr. Hill -- $132,576 and 40 years; Mr. Swanner -- $93,556 and 23 years.

     Employee Stock Ownership Plan. The Bank has established the ESOP for eligible employees of the Bank. Employees with 1,000 hours of employment in a plan year and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 359,720 of the shares of Common Stock issued in connection with the Bank's conversion from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion.").

     Collateral for the Company's loan to the ESOP is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of 10 years or less. Dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank.

     Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits vest in annual increments with full vesting upon attaining five years of service (with credit given for years of service prior to the Conversion). Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits immediately vest and are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     The Bank has established a committee of the board of directors to administer the ESOP. Trustees for the ESOP were appointed prior to the Conversion. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective ESOP accounts. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Stock Option Plan and Management Recognition Plan. See "Director Compensation -- Stock Option Plan" and "--Management Recognition Plan" for a discussion of the executive officers' benefits under those plans.

     Employment Agreements. The Bank has entered into employment agreements with Carl M. Hill and R. Ronald Swanner in order to establish their duties and compensation and to provide for their continued employment with the Bank. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year. Each agreement provides that base salary shall be reviewed by the board of directors of the Bank not less often than annually. Under the terms of the agreements, Mr. Hill's annual base salary was $164,025 for the 1997 fiscal year and Mr. Swanner's annual base salary was $105,480 for the 1997 fiscal year. In addition, the employment agreements provide for discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office, including the use of a company car. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreement, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee. In the event of a change in control (as defined below), the terms of each agreement shall be automatically extended for three years from the date of the change of control, and the employee's base salary shall be increased at least 6% annually.

     The employment agreements provide that the nature of the employee's compensation, duties or benefits may not be diminished following a change in control of the Bank or the Company. For purposes of the employment agreements, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Bank's board of directors serves the role of the Compensation Committee for the Company. The Compensation Committee determines the compensation of the executive officers and the Bank's other employees. During the fiscal years ended September 30, 1997, the Compensation Committee consisted of Caldwell A. Holbrook, Jr., Joel A. Huneycutt and Douglas
D. Stokes. None of the members of the Compensation Committee were officers or employees of the Bank or the Company during 1997 or in prior years.

Report of Compensation Committee on Executive Compensation

     It is the responsibility of the Bank's Compensation Committee to review and evaluate the performance of the Bank's executive officers. As part of a compensation review process completed within the last two years, the board of directors engaged a consultant to analyze and review the Bank's compensation practices as compared with practices at comparable institutions, compensation surveys and comparative data available from trade associations. The Bank's board of directors determined that it could best attract and retain the level of management expertise and talent needed to efficiently and profitably operate the Bank and the Company by offering competitive base salaries. As a result of the consultant's report, base salaries for each the executive officers, including Mr. Hill, the President and Chief Executive Officer, and Mr. Swanner, the Executive Vice President, were largely determined by market factors, including salaries and benefits offered for similar positions by financial institution competitors of similar size and characteristics. Increases in the base salary of each executive officer are determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. In addition, the executive officers of the Bank are eligible to receive discretionary bonuses--as are all other employees -- declared by the Bank's board of directors.

                                         Compensation Committee

                                         Caldwell A. Holbrook, Jr.
                                         Joel A. Huneycutt
                                         Douglas Dwight Stokes

Performance Graph

     The Company is required to provide its stockholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the chart is to help stockholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

     However, the stockholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Stockholders should thus consider other relevant performance indicators in assessing shareholder return, such as growth in earnings per share, book value per share, and cash dividends per share, along with other performance measures such as return on equity and return on assets.

     The following graph compares the Company's cumulative shareholder return on the Common Stock with a Nasdaq (U.S. companies) index and with a savings institution peer group whose stock is quoted on Nasdaq. The graph was prepared using data through September 30, 1997.

               Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                         South Street Financial Corp.

Prepared by the Center for Research in Security Prices
Produced on 12/01/97 including data to 09/30/97

                           [LINE GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                                    Legend

                                                               Nasdaq Stock       NASDAQ Stocks
                                            South Street         Market           (SIC 6030-6039
                                           Financial Corp.    (US Companies)      US Companies)
                                           --------------     -------------       ------------

CRSP Total Returns Index for:                 10/03/96          03/31/97            09/30/97
----------------------------                  --------          --------            --------
South Street Financial Corp.                     100.0             128.0               156.5
Nasdaq Stock Market (US Companies)               100.0              98.8               136.6
NASDAQ Stocks (SIC 6030-6039 US Companies)       100.0             123.3               171.1
Savings Institutions


Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 10/03/96.
--------------------------------------------------------------------------------

Certain Indebtedness and Transactions of Management

     The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.


                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     McGladrey & Pullen, LLP, the Company's and the Bank's independent auditor for the year ended September 30, 1997, has been selected as the Company's and the Bank's independent auditor for 1998 fiscal year. Such selection is being submitted to the Company's stockholders for ratification. A representative of McGladrey & Pullen, L.L.P. is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he so desires, and to respond to appropriate questions from stockholders.

     The Board of Directors recommends that the stockholders vote FOR this
                                                                  ---
proposal.


                PROPOSALS FOR 1999 ANNUAL STOCKHOLDERS' MEETING

     It is presently anticipated that the 1999 Annual Meeting of Stockholders will be held in February of 1999. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's executive office not later than September 4, 1999, and meet all other applicable requirements for inclusion therein.

     The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.


                                 OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

     The Annual Report of the Company for the year ended September 30, 1997, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: SOUTH STREET FINANCIAL CORP., POST OFFICE BOX 489, 155 WEST SOUTH STREET, ALBEMARLE, NORTH CAROLINA 28001, ATTENTION: CARL M. HILL.


                                    By Order of the Board of Directors,

                                    /s/ R. Ronald Swanner

                                    R. Ronald Swanner
                                    Secretary

Albemarle, North Carolina
January 2, 1998

                                REVOCABLE PROXY
                         SOUTH STREET FINANCIAL CORP.


[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                        ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 9, 1998
                                   7:00 p.m.

     The undersigned herby appoints the official proxy committee of South Street Financial Corp. (the "Company") comprised of Douglas D. Stokes Joel A. Huneycutt and Greg E. Underwood, each with full power of substitution, to act as attorneys ad proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the office of the Company, 155 West South Street, Albemarle, North Carolina, on February 9, 1988, at 7:)0 p.m. and at any and all adjournments thereof, as follows:

                                                     With-     For All
                                            For      hold      Except
1. The approval of the election of          [_]       [_]        [_]
   the following named directors:

   Carl M. Hill, Caldwell A. Holbrook, Jr., Joel A. Huneycutt, Douglas Dwight Stokes, R. Ronald Swanner and Greg E. Underwood who will serve as directors of the Company until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                            For   Against   Abstain
2. The ratification of McGladrey &          [_]     [_]       [_]
   Pullen, LLP as the independent audi-
   tor of the Company for the year end-
   ing September 30, 1998.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:    [_]


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

   If no instructions are given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Revocable Proxy and for the ratification of the selection of McGladrey & Pullen, LLP as the independent au-ditor for the Company for the 1998 fiscal year. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted for the proposal on which no instructions are given.

Please be sure to sign and date    -----------------------------
 this Proxy in the box below       Date
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---Stockholder sign above----Co-Holder (if any) sign above------

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   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                          SOUTH STREET FINANCIAL CORP.


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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated January 2, 1998.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
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